[KPMG PEAT MARWICK LETTERHEAD]                    Exhibit 23.2



                           INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in Registration Statement Nos. 333-67131, 333-67133 and 333-67135 dated November 12, 1998; 333-51647 dated
May 1, 1998; 333-45491, 333-45493, 333-45507, and 333-45499 dated February 3,
1998; 333-45423 dated February 2, 1998; 33-75564, 33-75566, 33-75568, 33-75572,
33-75574, 33-67822, and 33-67824 dated February 1, 1995; 33-92430, 33-92428,
33-92432, and 33-92426 dated May 17, 1995; 33-92862 and 33-92860 dated May 30,
1995; 33-92858 dated June 1, 1995; 333-12941, 333-12875, and 333-12939 dated
September 27, 1996; and 333-17179 dated December 3, 1996 of Borg-Warner Automotive, Inc. on Form S-8 of our report dated April 28, 1999 with respect to the consolidated balance sheets of NSK-Warner Kabushiki Kaisha as of March 31, 1999 and 1998, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1999 which report appears in the Annual Report on Form 10-K/A of Borg-Warner Automotive, Inc. for the year ended December 31, 1998.

/s/ KPMG
------------------------
KPMG

Tokyo, Japan

June 17, 1999